UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

SPORTSMAP TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40916	86-3938682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

 5353 WEST ALABAMA, SUITE 415

HOUSTON, texas 77056

(Address of principal executive offices and zip code)

(713) 479-5302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value and three-quarters of one redeemable warrant	SMAPU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	SMAP	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	SMAPW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on December 5, 2022, SportsMap Tech Acquisition Corp., a Delaware corporation (“SportsMap”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SportsMap, Infrared Cameras Holdings, Inc., a Delaware corporation (“ICI”), and ICH Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of SportsMap (“Merger Sub”).

On July 26, 2023, ICI issued a press release announcing that ICI has joined the (AWS) Public Sector Partner (PSP) Program and completed the AWS Foundational Technical Review (FTR) to validate SmartIR, ICI’s intelligent thermal imaging and condition monitoring software.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and the foregoing description of the press release is qualified in its entirety by reference thereto.The press release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This Current Report relates to a proposed business combination transaction involving SportsMap and ICI. In connection with the proposed transaction, SportsMap initially filed the Proxy Statement on Schedule 14A with the SEC on May 10, 2023 (the "Proxy Statement"). SportsMap will also file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and securityholders of SportsMap are urged to read the Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: SportsMap Tech Acquisition Corp., 5353 West Alabama Suite 415, Houston, TX 77056. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

SportsMap, ICI and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described herein under the rules of the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement regarding the proposed transaction. Information about SportsMap’s directors and executive officers and their ownership of SportsMap common stock is set forth in SportsMap’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on June 21, 2022. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report does not constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAP TECH ACQUISITION CORP.

Date: July 27, 2023	By:	/s/ David Gow
	Name:	David Gow
	Title:	Chief Executive Officer

Exhibit 99.1

Infrared Cameras, Incorporated

Joins the AWS Public Sector Partner Program

July 26, 2023 – Infrared Cameras, Incorporated (ICI), announced today that they have joined the Amazon Web Services (AWS) Public Sector Partner (PSP) Program and completed the AWS Foundational Technical Review (FTR) to validate SmartIR. Completing the AWS FTR ensures ICI’s solutions uphold AWS standards in architectural design. In addition, the AWS PSP Program helps AWS Partners grow their public sector business through alignment with AWS public sector sales, marketing, funding, capture, and proposal teams.

ICI leverages AWS to power its intelligent thermal imaging and condition monitoring software, SmartIR. Validated by the AWS FTR, SmartIR utilizes data points from thermal imaging and sensing technologies to continuously monitor the performance and condition of critical mechanical and electrical assets in industrial, environmental, and commercial settings. The SmartIR platform informs predictive maintenance for these assets, provides early fire detection and safety alerts, and robust reporting and analysis capabilities to optimize operational processes. By reinforcing SmartIR around AWS best practices for security, reliability, and operational excellence, ICI delivers a fully scalable asset reliability and safety platform built on AWS.

“ICI is honored to join the AWS Public Sector Partner Program,” said Gary Strahan, CEO of ICI. “AWS has long been recognized as a leading cloud services provider and it is an honor to meet their standards and bring their technical advantages to our customers leveraging our SmartIR solution.”

As an AWS PSP Program member, ICI is recognized as an AWS Partner with cloud-based solutions who have experience supporting government, space, education, and non-profits around the world ICI has long provided solutions to government entities, including the Centers for Disease Control and Prevention, The Department of Transportation, and various state and municipal governments.

For more information, please visit www.infraredcameras.com/smartir-platform.

About Infrared Cameras, Incorporated

ICI builds thermal imaging and sensing platforms that are utilized by organizations to protect critical assets across a wide range of industries including distribution & logistics, manufacturing, utilities, and oil & gas. ICI’s sensing solutions are built around high-resolution thermal imaging along with visible, acoustic, and laser spectroscopy imagers and sensors, that perceive and measure heat, sound, and gas in the surrounding environment, helping companies gain insight to efficiently manage their most important assets and infrastructure. ICI designs and manufactures digital thermal sensing solution platforms with edge and cloud-based software.

ICI believes that its digital thermal technology platform positions it at the center of a global revolution in thermal sensing, as the introduction of continuous streaming thermal data coupled with automated insights replaces intermittent manual thermal analysis, and cloud-connected thermal big data capture enables artificial intelligence and machine learning to elevate critical asset management to a new level. For more information, please visit https://infraredcameras.com/.